EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2025 Full Year and Fourth Quarter Results

STAMFORD, Conn., Dec. 08, 2025 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2025 full year and fourth quarter, the three months ended September 30, 2025.

Twelve Months Ended September 30, 2025 Compared to the Twelve Months Ended September 30, 2024
For the fiscal year ended September 30, 2025, Star reported a modest rise (approximately 1.0 percent) in total revenue to $1.8 billion, reflecting higher volumes sold and higher sales of installations and services, offsetting a decline in selling prices in response to lower wholesale product costs. The volume of home heating oil and propane sold during fiscal 2025 increased by 29.2 million gallons, or 11.5 percent, to 282.6 million gallons, reflecting the additional volume provided from acquisitions and colder temperatures, more than offsetting net customer attrition and other factors. Temperatures in Star’s geographic areas of operation were 8.2 percent colder than during the prior-year period but 8.3 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income increased by $38.3 million for fiscal 2025, to $73.5 million, primarily due to a $32.4 million favorable change in the fair value of derivative instruments, $24.8 million of higher Adjusted EBITDA, and a gain of $3.8 million from the sale of real estate, partially offset by a $16.1 million increase in income tax expense, $3.9 million higher depreciation and amortization expenses (D&A), and a $2.7 million increase in interest expense. D&A and net interest expense rose largely due to acquisitions.

For fiscal 2025, Adjusted EBITDA increased by $24.8 million, or 22.2 percent, to $136.4 million compared to fiscal 2024, primarily due to an $18.5 million increase in Adjusted EBITDA in the base business and a $16.9 million increase in Adjusted EBITDA from recent acquisitions, partially offset by a $10.6 million increase in expense related to the Company's weather hedge contracts. The higher Adjusted EBITDA in the base business was driven by an increase in home heating oil and propane per gallon margins, higher home heating oil and propane volume sold (due to colder weather), and an improvement in service and installation profitability. Regarding its weather hedge, as previously reported, the temperatures experienced during the hedge period ending March 31, 2025 were colder than the strike prices and, therefore, the Company recorded an expense under those weather hedge contracts of $3.1 million. This compares to the prior-year period during which, due to warmer weather, the Company recorded a credit of $7.5 million under its weather hedge contract.

“As we close out fiscal 2025, it’s time to reflect on our recent accomplishments and near-term outlook,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “We completed a sizable acquisition earlier this year, have kept overhead expenses largely in check, and maintained disciplined margin management. We also continue to invest in complementary installation and service offerings – which posted revenue growth of nearly 10 percent over fiscal 2024. The resulting bottom line impact of these efforts, coupled with colder temperatures, fueled a year-over-year increase in Adjusted EBITDA of $24.8 million, or 22.2 percent. We are steadfast in our mission to grow and diversify the Company by continuing to make both heating oil and propane acquisitions, keeping net attrition as low as possible, and maximizing installation and service profitability over time. We look forward to taking advantage of further opportunities to improve the organization, and its performance, in fiscal 2026.”

Three Months Ended September 30, 2025 Compared to the Three Months Ended September 30, 2024
For the fiscal 2025 fourth quarter, Star reported a 3.1 percent increase in total revenue to $247.7 million compared with $240.3 million in the prior-year period, largely reflecting higher sales of installations and services. The volume of home heating oil and propane sold during the fiscal 2025 fourth quarter rose by 1.5 million gallons, or 8.1 percent, to 20.0 million gallons, as the additional volume provided from acquisitions and other factors more than offset the impact from net customer attrition.

Star’s net loss declined by $6.4 million in the quarter, to $28.7 million, largely reflecting a favorable change in the fair value of derivative instruments of $12.2 million and a gain of $3.8 million from the sale of real estate, partially offset by a $3.6 million lower income tax benefit, a $3.3 million greater Adjusted EBITDA loss, a $1.4 million increase in net interest expense and $1.2 million higher depreciation and amortization expenses (“D&A”). As previously noted, D&A and net interest expense rose largely due to acquisitions.

The Company reported a fourth quarter Adjusted EBITDA loss (a non-GAAP measure defined below) of $33.0 million, versus an Adjusted EBITDA loss of $29.7 million in fiscal 2024, due to slightly higher operating expenses and lower home heating oil and propane per-gallon margins in the base business and an Adjusted EBITDA loss from recent acquisitions – as is typical during a non-heating season.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, December 9, 2025. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, tariff regimes, including newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or additional U.S. tariffs, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including federal, state and municipal laws restricting greenhouse gases ("GHG") emissions and federal, state and local environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2025. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS
	September 30,
(in thousands)	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$24,683	$117,335
Receivables, net of allowance of $7,196 and $6,434, respectively	102,119	94,981
Inventories	47,022	41,587
Fair asset value of derivative instruments	790	—
Prepaid expenses and other current assets	32,667	27,566
Total current assets	207,281	281,469
Property and equipment, net	128,605	104,534
Operating lease right-of-use assets	93,264	91,141
Goodwill	293,350	275,829
Intangibles, net	124,892	98,712
Restricted cash	250	250
Captive insurance collateral	78,189	74,851
Deferred charges and other assets, net	11,500	12,825
Total assets	$937,331	$939,611
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$33,667	$31,547
Revolving credit facility borrowings	—	5
Fair liability value of derivative instruments	1,398	13,971
Current maturities of long-term debt	21,000	21,000
Current portion of operating lease liabilities	19,934	19,832
Accrued expenses and other current liabilities	119,497	116,317
Unearned service contract revenue	66,927	66,424
Customer credit balances	86,810	104,700
Total current liabilities	349,233	373,796
Long-term debt	167,118	187,811
Long-term operating lease liabilities	77,206	75,916
Deferred tax liabilities, net	30,823	21,922
Other long-term liabilities	16,171	16,273
Partners’ capital
Common unitholders	314,733	282,058
General partner	(6,605)	(5,714)
Accumulated other comprehensive loss, net of taxes	(11,348)	(12,451)
Total partners’ capital	296,780	263,893
Total liabilities and partners’ capital	$937,331	$939,611

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per unit data)	2025	2024	2025	2024
	(unaudited)	(unaudited)
Sales:
Product	$156,879	$155,943	$1,437,601	$1,448,792
Installations and services	90,813	84,388	346,817	317,307
Total sales	247,692	240,331	1,784,418	1,766,099
Cost and expenses:
Cost of product	112,221	113,814	912,391	980,831
Cost of installations and services	76,046	68,637	309,161	283,444
(Increase) decrease in the fair value of derivative instruments	(1,428)	10,756	(13,390)	19,018
Delivery and branch expenses	85,927	81,392	400,830	366,381
Depreciation and amortization expenses	9,340	8,117	35,352	31,494
General and administrative expenses	7,584	7,074	30,518	28,405
Finance charge income	(1,055)	(900)	(4,915)	(4,576)
Operating income (loss)	(40,943)	(48,559)	114,471	61,102
Interest expense, net	(3,209)	(1,841)	(14,323)	(11,560)
Amortization of debt issuance costs	(264)	(242)	(1,068)	(988)
Other income, net	3,822	—	3,822	—
Income (loss) before income taxes	$(40,594)	$(50,642)	$102,902	$48,554
Income tax expense (benefit)	(11,923)	(15,556)	29,407	13,331
Net income (loss)	$(28,671)	$(35,086)	$73,495	$35,223
General Partner’s interest in net income (loss)	(275)	(326)	677	311
Limited Partners’ interest in net income (loss)	$(28,396)	$(34,760)	$72,818	$34,912

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$(0.84)	$(1.00)	$2.12	$0.99
Dilutive impact of theoretical distribution of earnings	—	—	0.30	0.09
Basic and diluted income (loss) per Limited Partner Unit:	$(0.84)	$(1.00)	$1.82	$0.90

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	33,616	34,686	34,276	35,273

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)
	Three Months Ended September 30,
(in thousands)	2025	2024
Net loss	$(28,671)	$(35,086)
Plus:
Income tax benefit	(11,923)	(15,556)
Amortization of debt issuance costs	264	242
Interest expense, net	3,209	1,841
Depreciation and amortization	9,340	8,117
EBITDA	(27,781)	(40,442)
(Increase) / decrease in the fair value of derivative instruments	(1,428)	10,756
Other income, net	(3,822)	—
Adjusted EBITDA	(33,031)	(29,686)
Add / (subtract)
Income tax benefit	11,923	15,556
Interest expense, net	(3,209)	(1,841)
Provision for losses on accounts receivable	286	1,097
Decrease in accounts receivables	26,861	32,502
(Increase) decrease in inventories	(3,656)	1,566
Increase in customer credit balances	30,213	34,970
Change in deferred taxes	(1,845)	(1,494)
Change in other operating assets and liabilities	(13,135)	(14,059)
Net cash provided by operating activities	$14,407	$38,611
Net cash used in investing activities	$(347)	$(29,984)
Net cash (used in) provided by financing activities	$(17,459)	$63,007

Home heating oil and propane gallons sold	20,000	18,500
Other petroleum products	32,300	33,700
Total all products	52,300	52,200

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)
	Twelve Months Ended September 30,
(in thousands)	2025	2024
Net income	$73,495	$35,223
Plus:
Income tax expense	29,407	13,331
Amortization of debt issuance costs	1,068	988
Interest expense, net	14,323	11,560
Depreciation and amortization	35,352	31,494
EBITDA	153,645	92,596
(Increase) / decrease in the fair value of derivative instruments	(13,390)	19,018
Other income, net	(3,822)	—
Adjusted EBITDA	136,433	111,614
Add / (subtract)
Income tax expense	(29,407)	(13,331)
Interest expense, net	(14,323)	(11,560)
Provision for losses on accounts receivable	6,879	8,042
(Increase) decrease in receivables	(14,011)	11,271
(Increase) decrease in inventories	(3,231)	18,475
Decrease in customer credit balances	(19,128)	(15,546)
Change in deferred taxes	8,527	(3,989)
Change in other operating assets and liabilities	(789)	6,002
Net cash provided by operating activities	$70,950	$110,978
Net cash used in investing activities	$(99,854)	$(61,185)
Net cash (used in) provided by financing activities	$(63,748)	$22,351

Home heating oil and propane gallons sold	282,600	253,400
Other petroleum products	123,900	129,100
Total all products	406,500	382,500

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com